EXHIBIT 25.2

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)   ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Evelyn T. Furukawa
700 South Flower Street, Suite 500
Los Angeles, California 90017
213.630.6463
(Name, address and telephone number of agent for service)

PetroQuest Energy, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1440714 (I.R.S. employer identification no.)

400 East Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip Code)
Subordinated Debt Securities
And Guarantees of Subordinated Debt Securities
(Title of the Indenture Securities)

ADDITIONAL GUARANTOR REGISTRANTS*

Exact name of	State of	IRS
Additional Registrant as	Incorporation or	Employee
Specified in it Charter	Organization	Identification No.

PetroQuest Energy, LLC	Louisiana	72-1292439
TDC Energy LLC	Louisiana	30-0297129

*	Each Guarantor has the same principal executive office as PetroQuest Energy, Inc.

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219
United States Department of the
Treasury

Federal Reserve Bank	P.O. Box 7702
San Francisco, CA 94120

Federal Deposit Insurance Corporation	550 17th Street, N.W.
Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
3-15.	Not applicable.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 15th day of October, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Kash Asghar
	Name:	Kash Asghar
	Title:	Senior Associate

EXHIBIT 6
October 15, 2010
Securities and Exchange Commission
Washington, D.C. 20549
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of PetroQuest Energy, Inc., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Kash Asghar
Kash Asghar
Senior Associate

Houston, Texas
October 15, 2010

EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic subsidiaries of
The Bank of New York Mellon Trust Company
in the state of CA at close of business on June 30, 2010
published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

		Dollar Amounts in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,097
Interest-bearing balances		1,319
Securities:
Held-to-maturity securities		12
Available-for-sale securities		647,932
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		112,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		10,065
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		230,506
Other assets		161,731
Total assets		2,022,976

REPORT OF CONDITION (Continued)
LIABILITIES

		Dollar Amounts in Thousands

Deposits:
In domestic offices		559
Noninterest-bearing	559
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		216,295
Total liabilities		485,545

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (excludes all surplus related to preferred stock)		1,121,520
Retained earnings		412,936
Accumulated other comprehensive income		1,975
Other equity capital components		0
Total bank equity capital		1,537,431
Noncontrolling (minority) interest in consolidated subsidiaries		0
Total equity capital		1,537,431
Total liabilities and equity capital		2,022,976

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

I, Karen Bayz, Chief Financial officer /s/ Karen Bayz (Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1 Troy Kilpatrick, President	/s/ Troy Kilpatrick

Director #2 Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3 William Lindelof, Managing Director	/s/ William Lindelof